Exhibit 10.5
SECOND ADDENDUM AND MODIFICATION
TO
PURCHASE AGREEMENT

This Second Addendum and Modification to the Purchase Agreement (this "Addendum") is made and entered into as of December 31, 2012 (the "Effective Date") by and among Universal Media Corporation, a Wyoming corporation ("UMED") and Mamaki of Hawaii, Inc. formerly Mamaki Tea & Extract, Inc, a Nevada corporation ("Mamaki").

RECITALS

A.
UMED and Mamaki are parties to that certain Purchase Agreement with a Signature Date of May 1, 2012. Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

B.	The parties to this Addendum desire to supplement and modify certain provisions of the Purchase Agreement as set forth herein.

For good and valuable consideration, the receipt, adequacy, sufficiency, and delivery of which are hereby acknowledged, the parties hereto agree to supplement and modify the Purchase Agreement as follows:

AGREEMENT

1. Purchase Option in Section IB. UMED has exercised its option to acquire the remaining 20% interest in Mamaki with the consent of a majority of Mamaki's board and shareholders. UMED and Mamaki agree that as incentives to Mamaki officers and shareholder the terms of UMED's purchase of the remaining 20% interest in Mamaki shall be further revised to the following;

1.	UMED shall issue 500,000 shares of its restricted common stock to Mamaki when Mamaki reaches $400,000 in revenue.
2.	UMED shall issue 1,000,000 shares of its restricted common stock to Mamaki when Mamaki reaches $1,000,000 in revenue.
3.	UMED shall issue 1,500,000 shares of its restricted common stock to Mamaki when Mamaki reaches $5,000,000 in revenue.
4.	UMED shall issue 2,000,000 shares of its restricted common stock to Mamaki when Mamaki reaches $10,000,000 in revenue.
5.	UMED shall issue 3,000,000 shares of its restricted common stock to Mamaki when Mamaki reaches $25,000,000 in revenue.
6.
It is understood and agreed that in accordance with the May 1, 2012 agreement, UMED stock issued to Mamaki will be re-issued to officers, key employees and former shareholders of Mamaki. The amount of such "stock dividends" to each designated recipient shall be determined by the Mamaki board of directors and may be held by Mamaki indefinitely to be used as incentive compensation for key employees.

2. Acknowledgment of Representation. The parties acknowledge that they have been advised to consult and that they have consulted an attorney of their choice regarding this Addendum. The parties acknowledge that they fully understand this Addendum and the effect of signing the Addendum. Each party represents that it has board approval and is free to enter into this Addendum, to perform its obligations under this Addendum and has no agreements that conflict with this Addendum.

3. Applicable Law., Jurisdiction. This Addendum shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflict or choice of law's provisions.

4.  Execution. This Addendum may be executed in counterparts, and each party acknowledges having received one counterpart. Signatures may be exchanged by facsimile or electronic mail (via .pdf), and copies of facsimile or .pdf signatures and the signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. All such counterparts, signature pages, copies and originals shall be deemed to be a part of the same agreement. No party may raise the use of a facsimile machine or electronic mail or the fact that any signature was transmitted through the use of a facsimile machine or electronic mail as a defense to the enforcement of this Addendum. Except as set forth on the signature page hereto, the Other Original Parties are not required to sign this Addendum but shall receive a fully executed copy for their records.

5.   Amendments. No amendment, modification, supplement, termination, consent or waiver of any provision of this Addendum, or consent to any departure therefrom, will be effective unless the same is in writing and is signed by the parties against whom enforcement of the same is sought, with a copy thereof sent to all parties of the Purchase Agreement.

WHEREFORE, the parties hereto have executed this Addendum as of the Effective Date.

UMED HOLDINGS, Inc.
By: /s Kevin Bentley
Print Name: Kevin Bentley
Title: CEO

Mamaki Tea & Extract Inc. By: /s/ Curt Bomana
Print Name: Curt Borman
Title: Chief Financial Officer